UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2014

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 606-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 28, 2014, the Board of Directors of Era Group Inc. (the “Company”) appointed Christopher S. Bradshaw, Acting Chief Executive Officer and Chief Financial Officer of the Company, to the positions of President, Chief Executive Officer and Chief Financial Officer of the Company. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) previously approved an adjustment from $335,000 to $500,000 to the annual base salary for Mr. Bradshaw in connection with his appointment to the position of Acting Chief Executive Officer and Chief Financial Officer of the Company. In connection with this appointment, the Compensation Committee is expected to grant Mr. Bradshaw incentive equity awards in December 2014. For additional information about Mr. Bradshaw’s biography and compensation arrangements, please see the Company’s annual report on Form 10-K for the year ended December 31, 2013 and the proxy statement on Schedule 14A for the Company’s 2014 annual meeting of stockholders, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: December 4, 2014	By:	/s/ Shefali A. Shah

	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary